Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-197791) pertaining to the Equity LifeStyle Properties, Inc. 2014 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-28469) pertaining to the Employees’ Savings Plan of Equity LifeStyle Properties, Inc.,
(3)Registration Statement (Form S-8 No. 333-279025) pertaining to the Employees’ Savings Plan of Equity LifeStyle Properties, Inc. 2024 Equity Incentive Plan,
(4)Registration Statement (Form S-3 No. 333-90813) of Equity LifeStyle Properties, Inc.,
(5)Registration Statement (Form S-3 No. 333-65515) of Equity LifeStyle Properties, Inc.,
(6)Registration Statement (Form S-3 No. 333-25297) of Equity LifeStyle Properties, Inc.,
(7)Registration Statement (Form S-3 No. 333-125850) of Equity LifeStyle Properties, Inc., and
(8)Registration Statement (Form S-3 No. 333-277426) of Equity LifeStyle Properties, Inc.

of our reports dated February 24, 2025 with respect to the consolidated financial statements and schedule of Equity LifeStyle Properties, Inc., and the effectiveness of internal control over financing reporting of Equity LifeStyle Properties, Inc., included in this Annual Report (Form 10-K) of Equity LifeStyle Properties, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Chicago, Illinois
February 24, 2025